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                  SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549

                              FORM 8-K


                           CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                            July 19, 2000
                            Date of Report
               (Date of Earliest Material Event Reported)

                    Bethurum Laboratories, Inc.
       (Exact Name of Registrant as Specified in its Charter)

     Utah                 0-25167                76-0050046
(State or other     (Commission File No.)   (IRS Employer I.D. No.)
 Jurisdiction)

                        6171 Richmond, Suite 200
                          Houston, Texas 77057
                 (Address of Principal Executive Offices)

                                        (713) 266-8005
                       Registrant's Telephone Number

Item 1.  Changes in Control of the Registrant.

     Effective July 19, 2000, pursuant to a Securities Purchase Agreement (the Benchmark Agreement") with Benchmark Merchant Partners, LLC ("Benchmark"), Bethurum Laboratories, Inc., a Utah corporation ("Bethurum"), offered and sold an aggregate of 29,500,000 shares of its "restricted securities" (common stock) for an aggregate of $312,500, $100,000 of which was represented by a promissory note. 12,500,000 of these shares were sold at $0.001 per share to persons who had assisted Bethurum since the recommencement of its development stage approximately three years ago(the "Consulting Group"); and 17,000,000 of these shares were issued at $0.0176 per share to Benchmark, an entity believed by Bethurum's management to be capable of assisting Bethurum in acquiring businesses engaged in the industries encompassed by its new Business Plan. See
Item 5.

     Substantially all of the funds ($312,500), net of offering expenses, will be expended for payment of services and outstanding liabilities, past and present, and current legal and accounting expenses of Bethurum.

     In addition, the Benchmark Agreement provided that: (i) all 17,000,000 shares issued to Benchmark would be pledged to secure payment of the $100,000 promissory note of Benchmark that was executed and delivered to Bethurum as partial payment of the purchase price of the 17,000,000 shares, and which promissory note is due and payable on the earlier of the completion of an Agreement and Plan of Reorganization (the "Acquisition Agreement") with a wireless telecommunications network company serving developing foreign markets with strong growth potential and limited competition that has annual revenues of no less than $50,000,000 USD, earnings before interest, taxes, depreciation and amortization of no less than $12,500,000 USD and stockholders' equity of not less than $10,000,000 USD (the "Suitable Reorganization Candidate"); (ii) if the Acquisition Agreement is not completed by December 31, 2000, the 17,000,000 shares issued to Benchmark shall be canceled to Bethurum's treasury, the promissory note will be canceled and Bethurum will pay Benchmark the sum of $75,000, retaining the $125,000 balance of the purchase price of the 17,000,000 shares as liquidated damages; (iii) all 29,500,000 shares issued were accorded "registration rights" providing for the filing of a registration statement covering such securities and all securities heretofore issued by Bethurum during any period when it may have been deemed to have been a "shell" company within 45 days of the completion of the Acquisition Agreement; (iv) Bethurum's 33,000,000 post-Benchmark Agreement outstanding shares be reverse split on a basis of one for 10, while retaining the present par value and authorized shares, with appropriate adjustments in the capital accounts of Bethurum; (v) the issuance of an additional 35,500,000 post-split shares of Bethurum's "restricted securities" (common stock) for the acquisition of the Suitable Reorganization Candidate, related financing and compensatory options for management and others; and (vi) the change of domicile of Bethurum to the British Virgin Islands, prior to the completion of the Acquisition Agreement.

     Bethurum has no written agreement or other understanding or arrangement with any Suitable Reorganization Candidate, and the completion of the Acquisition Agreement is conditioned upon the finding of a Suitable Reorganization Candidate that satisfies the conditions outlined above and the Acquisition Agreement prior to December 31, 2000. No assurance can be given that any Acquisition Agreement or other agreement with any Suitable Reorganization Candidate will be completed.

     A copy of the Benchmark Agreement, together with exhibits, is attached hereto and incorporated herein by reference. See Item 7.

     Following the completion of the Benchmark Agreement, Benchmark owned 51.5% of the outstanding voting securities of Bethurum. These securities were acquired from working capital of Benchmark.

     The former controlling stockholders of Bethurum, who still serve as directors and executive officers of Bethurum, are: William A. Silvey, Jr., President and Director, 1,313,000 shares or 37.43% as of December 31, 1999, and presently, 3,813,000 shares or 11.5% (2,000,000 shares were acquired for $0.001 per share by Mr. Silvey as part of the Consulting Groups' 12,500,000 shares); and W. Scott Thompson, Secretary and Director, 194,000 shares or 5.43% as of December 31, 1999, and presently, 2,194,000 shares or 6.6% (2,000,000 shares were acquired for $0.001 per share by Mr. Thompson as part of the Consulting Groups' 12,500,000 shares).

Item 5.  Other Events.

     On June 15, 2000, the Board of Directors of Bethurum adopted a Business Plan providing for Bethurum to develop and market wireless telecommunications networks in the developing markets in third world countries and to raise the necessary capital to engage in this industry.

     Effective August 14, 2000, Bethurum's 33,000,000 post-Benchmark Agreement outstanding shares will be reverse split on a basis of one for 10, while retaining the present par value and authorized shares, with appropriate adjustments in the capital accounts of Bethurum, resulting in there then being 3,300,000 outstanding shares.

Item 7.  Financial Statements and Exhibits.

      (a) Audited financial statements

          Audited financial statements have not been included because the transactions reported did not require the filing of audited financial statements.

      (b) Pro Forma Financial Information.

          Pro Forma financial statements have not been included because the transactions reported did not require the filing of pro forma financial statements.

      (c) Exhibits.

     99.1 Securities Purchase Agreement

     99.2 Promissory Note and Pledge

     99.3 Registration Rights regarding Benchmark

     99.4 Registration Rights regarding Consulting Group and shares issued while Bethurum may have been deemed to have been a "shell" company.

                                SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                              BETHURUM LABORATORIES, INC.



Date: 8/7/00                     By:/s/William A. Silvey, Jr.
     --------------                 -------------------------------------
                                    William A. Silvey, Jr.
                              President and Director


Date: 8/7/00                     By:/s/W. Scott Thompson
     --------------                 -------------------------------------
                                    W. Scott Thompson
                                    Secretary and Director